NUVEEN CLOSED-END FUNDS

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENTS

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Nuveen Asset Management, LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into Sub-Advisory Agreements (the “Agreements”), pursuant to which the Sub-Adviser furnishes investment advisory services to the funds listed on Schedule A (the “Funds”); and

WHEREAS, pursuant to the terms of the Agreements, the Agreements shall continue in force from year to year, provided that such continuance is specifically approved for each Fund (as defined in each Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Directors/Trustees of each Fund, including the independent Directors/Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Fund until August 1, 2016, in the manner required by the Investment Company Act of 1940.

Dated as of July 28, 2015

NUVEEN FUND ADVISORS, LLC

By:	/s/ Gifford R. Zimmerman
Its:	Managing Director

ATTEST:	/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

By:	/s/ Kevin J. McCarthy
Its:	Managing Director

ATTEST:	/s/ Virginia O’Neal

Schedule A

Fund/ticker	Date of Contract	Date of Renewal
Diversified Real Asset Income Fund (DRA)	10-1-14	8-1-15
Nuveen AMT-Free Municipal Income Fund (NEA)	10-1-14	8-1-15
Nuveen AMT-Free Municipal Value Fund (NUW)	10-1-14	8-1-15
Nuveen Arizona Premium Income Municipal Fund (NAZ)	10-1-14	8-1-15
Nuveen Build America Bond Fund (NBB)	10-1-14	8-1-15
Nuveen Build America Bond Opportunity Fund (NBD)	10-1-14	8-1-15
Nuveen California AMT-Free Municipal Income Fund (NKX)	10-1-14	8-1-15
Nuveen California Dividend Advantage Municipal Fund 2 (NVX)	10-1-14	8-1-15
Nuveen California Dividend Advantage Municipal Fund 3 (NZH)	10-1-14	8-1-15
Nuveen California Dividend Advantage Municipal Fund (NAC)	10-1-14	8-1-15
Nuveen California Municipal Value Fund 2 (NCB)	10-1-14	8-1-15
Nuveen California Municipal Value Fund, Inc. (NCA)	10-1-14	8-1-15
Nuveen California Select Tax-Free Income Portfolio (NXC)	10-1-14	8-1-15
Nuveen Connecticut Premium Income Municipal Fund (NTC)	10-1-14	8-1-15
Nuveen Core Equity Alpha Fund (JCE)	10-1-14	8-1-15
Nuveen Dividend Advantage Municipal Fund (NAD)	10-1-14	8-1-15
Nuveen Dividend Advantage Municipal Fund 2 (NXZ)	10-1-14	8-1-15
Nuveen Dividend Advantage Municipal Fund 3 (NZF)	10-1-14	8-1-15
Nuveen Dividend Advantage Municipal Income Fund (NVG)	10-1-14	8-1-15
Nuveen Dow 30SM Dynamic Overwrite Fund (DIAX)	12-5-14	8-1-15
Nuveen Enhanced Municipal Value Fund (NEV)	10-1-14	8-1-15
Nuveen Georgia Dividend Advantage Municipal Fund 2 (NKG)	10-1-14	8-1-15
Nuveen Global High Income Fund (JGH)	11-7-14	8-1-15
Nuveen Intermediate Duration Municipal Term Fund (NID)	10-1-14	8-1-15
Nuveen Intermediate Duration Quality Municipal Term Fund (NIQ)	10-1-14	8-1-15
Nuveen Investment Quality Municipal Fund, Inc. (NQM)	10-1-14	8-1-15
Nuveen Maryland Premium Income Municipal Fund (NMY)	10-1-14	8-1-15
Nuveen Massachusetts Premium Income Municipal Fund (NMT)	10-1-14	8-1-15
Nuveen Michigan Quality Income Municipal Fund (NUM)	10-1-14	8-1-15
Nuveen Missouri Premium Income Municipal Fund (NOM)	10-1-14	8-1-15
Nuveen Minnesota Municipal Income Fund (NMS)	10-6-14	8-1-15
Nuveen Mortgage Opportunity Term Fund (JLS)	10-1-14	8-1-15
Nuveen Mortgage Opportunity Term Fund 2 (JMT)	10-1-14	8-1-15
Nuveen Multi-Market Income Fund (JMM)	11-19-14	8-1-15
Nuveen Municipal Advantage Fund, Inc. (NMA)	10-1-14	8-1-15
Nuveen Municipal High Income Opportunity Fund (NMZ)	10-1-14	8-1-15
Nuveen Municipal Income Fund, Inc. (NMI)	10-1-14	8-1-15
Nuveen Municipal Market Opportunity Fund, Inc. (NMO)	10-1-14	8-1-15
Nuveen Municipal Opportunity Fund, Inc. (NIO)	10-1-14	8-1-15
Nuveen Municipal Value Fund, Inc. (NUV)	10-1-14	8-1-15
Nuveen NASDAQ 100 Dynamic Overwrite Fund (QQQX)	12-5-14	8-1-15
Nuveen New Jersey Dividend Advantage Municipal Fund (NRK)	10-1-14	8-1-15
Nuveen New Jersey Municipal Value Fund (NJV)	10-1-14	8-1-15
Nuveen New York AMT-Free Municipal Income Fund (NRK)	10-1-14	8-1-15
Nuveen New York Dividend Advantage Municipal Fund (NAN)	10-1-14	8-1-15
Nuveen New York Municipal Value Fund 2 (NYV)	10-1-14	8-1-15
Nuveen New York Municipal Value Fund, Inc. (NNY)	10-1-14	8-1-15
Nuveen New York Select Tax-Free Income Portfolio (NXN)	10-1-14	8-1-15

Nuveen North Carolina Premium Income Municipal Fund (NNC)	10-1-14	8-1-15
Nuveen Ohio Quality Income Municipal Fund (NUO)	10-1-14	8-1-15
Nuveen Pennsylvania Investment Quality Municipal Fund (NQP)	10-1-14	8-1-15
Nuveen Pennsylvania Municipal Value Fund (NPN)	10-1-14	8-1-15
Nuveen Performance Plus Municipal Fund, Inc. (NPP)	10-1-14	8-1-15
Nuveen Preferred and Income Term Fund (JPI)	10-1-14	8-1-15
Nuveen Preferred Income Opportunities Fund (JPC)	10-1-14	8-1-15
Nuveen Premier Municipal Income Fund, Inc. (NPF)	10-1-14	8-1-15
Nuveen Premium Income Municipal Fund 2, Inc. (NPM)	10-1-14	8-1-15
Nuveen Premium Income Municipal Fund 4, Inc. (NPT)	10-1-14	8-1-15
Nuveen Premium Income Municipal Fund, Inc. (NPI)	10-1-14	8-1-15
Nuveen Quality Income Municipal Fund, Inc.(NQU)	10-1-14	8-1-15
Nuveen Quality Municipal Fund, Inc. (NQI)	10-1-14	8-1-15
Nuveen Real Asset Income and Growth Fund (JRI)	10-1-14	8-1-15
Nuveen S&P 500 Dynamic Overwrite Fund (SPXX)	12-1-14	8-1-15
Nuveen Select Maturities Municipal Fund (NIM)	10-1-14	8-1-15
Nuveen Select Quality Municipal Fund, Inc. (NQS)	10-1-14	8-1-15
Nuveen Select Tax-Free Income Portfolio 2 (NXQ)	10-1-14	8-1-15
Nuveen Select Tax-Free Income Portfolio 3 (NXR)	10-1-14	8-1-15
Nuveen Select Tax-Free Income Portfolio (NXP)	10-1-14	8-1-15
Nuveen Tax-Advantaged Dividend Growth Fund (JTD)	10-1-14	8-1-15
Nuveen Texas Quality Income Municipal Fund (NTX)	10-1-14	8-1-15
Nuveen Virginia Premium Income Municipal Fund (NPV)	10-1-14	8-1-15